SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): September 8, 2005

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01 Entry Into A Material Definitive Agreement

On September 8, 2005 the Board of Directors of the Registrant adopted amendments to the Registrant's Change in Control Plan, (filed as Exhibit 10.5 to the Registrant's March 31, 2004 quarterly report on Form 10-Q which is incorporated herein by reference) which (a) expands the authority of the Compensation Committee to make certain decisions under the Plan, including a requirement that the Committee affirmatively act before any transaction or series of transactions shall be deemed to meet the definition of a "Change in Control" and (b) expands the time period during which the Plan can be amended, modified or terminated to end on the date upon which a Change in Control transaction occurs. The text of such amendments is as follows:

(a) The definition of "Committee" under the Plan shall be deleted in its entirety and replaced with the following text: "'Committee' - The Compensation Committee of the Board."

(b) The definition of "Change in Control" under the Plan shall be amended by inserting the following text at the end thereof: "Notwithstanding anything to the contrary in the foregoing, no transaction or series of transactions shall constitute a 'Change in Control' unless the Committee affirmatively concludes that such transaction or series of transactions constitutes a 'Change of Control'."

(c) Section 9.1(iii) of the Plan shall be deleted in its entirety and replaced with the following text: "(iii) the Plan shall not be amended, modified or terminated after the date on which a Change of Control shall have occurred."

The Change in Control Plan is applicable to the Named Executive Officers of the Registrant and other officers and key executives of the Registrant.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Robert F. Wrobel Executive Vice President and Chief Legal Officer

Date: September 13, 2005